UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — June 24, 2013

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or other jurisdiction)	(State or other jurisdiction)	(I.R.S. Employer of Incorporation Identification No.)

35 East Wacker Drive, Suite 2400 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 827-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Sale of Unregistered Equity Securities

In February 2010, in connection with entering into a commercial agreement with FundQuest Incorporated (“FundQuest”), Envestnet, Inc. (the “Company”) issued to FundQuest a warrant (the “Warrant”) to purchase 1,388,888 shares of its common stock, with an exercise price of $10.80 per common share. Subsequently, FundQuest sold the Warrant to funds (the “Funds”) affiliated with Technology Crossover Ventures.

On June 24, 2013, the Warrant was exercised for all 1,388,888 shares on a cashless basis. The Company issued 761,902 shares of the Company’s common stock to the Funds upon their exercise of the Warrant, and the Company received no proceeds. The sales of these securities were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVESTNET, INC.

By:	/s/ Peter H. D’Arrigo
Name: Peter H. D’Arrigo
Title: Chief Financial Officer

Date: June 26, 2013